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                                                                    EXHIBIT 16.1

May 2, 2000


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Commissioners:

We have read the statements made by Digital Commerce Corporation (copy attached), which we understand will be filed with the Commission, pursuant to
Item 304 of Regulation S-K as part of the Company's Form S-1 dated May 2, 2000. We agree with the statements in the "Changes in Accountants -- Previous independent accountants" section of such Form S-1 concerning our Firm.


Very truly yours,



PricewaterhouseCoopers LLP